UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OBJ ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	27-1070374
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

677 N. Washington Blvd.
Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 952-5825

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-166064

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, par value $0.0001 per share, is incorporated by reference to the Prospectus contained in Registrant’s Registration Statement on Form S-1, No. 333-166064 and Amendments No. 1, No. 2 and No. 3 thereto filed with the Commission on August 4, 2010, October 4, 2010, October 28, 2010 and November 23, 2010, respectively. Any prospectus filed under Rule 424(b) under the Securities Act with respect to such Registration Statement shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

1.         A copy of the certificate for the security being registered is included as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, No. 333-166064, filed with the Commission on August 4, 2010, which exhibit is incorporated herein by reference.

2.         Articles of Incorporation of Obscene Jeans Corp. is included as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, No. 333-166064, filed with the Commission on August 4, 2010, which exhibit is incorporated herein by reference. Articles of Amendment to Articles of Incorporation of Obscene Jeans Corp., now known as OBJ Enterprises, Inc., is included as Exhibit 3.3 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2012, filed with the Commission on July 6, 2012, which exhibit is incorporated herein by reference.

3.         Bylaws of Obscene Jeans Corp. is included as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1, No. 333-166064, filed with the Commission on August 4, 2010, which exhibit is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OBJ ENTERPRISES, INC.

Date: October 4, 2013	By: /s/ Paul Watson
Paul Watson
Chief Executive Officer